           As filed with the Securities and Exchange Commission on July 23, 1996
                                         Registration Statement No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                           ________________________

                                 AUTODESK, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ________________________

          DELAWARE                                      94-2819853
 _____________________________             ____________________________________
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

               111 McInnis Parkway, San Rafael, California 94903
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                           ________________________

                                1996 STOCK PLAN
                          1990 DIRECTOR'S OPTION PLAN
                    EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                    TELEOS RESEARCH 1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)
                           ________________________

                              MARCIA K. STERLING, ESQ.
                           VICE PRESIDENT, BUSINESS
                        DEVELOPMENT AND GENERAL COUNSEL
                                AUTODESK, INC.
                              111 MCINNIS PARKWAY
                             SAN RAFAEL, CA  94903
                                (415) 507-5000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ________________________

                                   Copy to:
                             Don S. Williams, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (415) 493-9300
                           ________________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                            Proposed Maximum           Proposed            Amount of
          Title of Securities           Amount to be         Offering Price       Maximum Aggregate      Registration
            to be Registered             Registered            Per Share(1)         Offering Price          Fee(2)
______________________________________________________________________________________________________________________
Common Stock, $.01 par value..........
  - Newly reserved under 1990
     Directors' Option Plan...........        200,000            $21.6875            $ 4,337,500(3)        $ 1,495.69
  - Newly reserved under Employee
     Qualified Stock Purchase Plan....        500,000            $21.6875            $10,843,750(3)        $ 3,739.22
  - Newly reserved under 1996 Stock
     Plan.............................      1,500,000            $21.6875            $32,531,250(3)        $11,217.67
  - Outstanding under Teleos Research
     1996 Stock Plan (4)..............        100,000            $34.75              $ 3,475,000(5)        $ 1,198.28

           TOTAL......................      2,300,000                                $51,187,500           $17,650.86

======================================================================================================================
____________________________

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.
(2) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which states that the fee shall be "one twenty-ninth of one percentum of the maximum aggregate price at which the securities are issued."
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $21.6875 per share, which represents the average of the high and the low prices reported on the Nasdaq National Market on July 16, 1996.
(4) Pursuant to the Agreement and Plan of Reorganization entered into as of May 17, 1996, by and among Autodesk, Inc., Exegis Technologies, Teleos Research and Teleos Corporation, the Registrant assumed all of the outstanding options to purchase Common Stock of Teleos Research under the 1996 Stock Plan, and such options became exercisable to purchase shares of Autodesk Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such assumed option.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $34.75 per share for outstanding options to purchase a total of 100,000 shares of Common Stock.

                                AUTODESK, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, filed pursuant to Section 13 of the 1934 Act;

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 18, 1986 pursuant to Section 12(g) of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.
           -------------------------

           Not Applicable

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           --------------------------------------

           Mark Bertelsen, a director of the Registrant, is a member of Wilson Sonsini Goodrich & Rosati, which has given an opinion upon the validity of the securities being registered by this Registration Statement.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           ------------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such proceeding shall be made only on receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified;
(iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           -----------------------------------

     Not applicable.

ITEM 8.    EXHIBITS.
           --------

       Exhibit
        Number                            Description
- -------------------   ---------------------------------------------------------
       4.1(1)                          Preferred Shares Rights Agreement

       4.2(2)                          Registrant's Employee Qualified Stock
                                       Purchase Plan, as amended

       4.3(2)                          Registrant's 1996 Stock Plan

       4.4(2) Registrant's 1990 Directors' Option Plan, as amended

       4.5                             Teleos Research 1996 Stock Plan


        5.1                            Opinion of counsel as to legality of
                                       securities being registered

       24.1                            Consent of Independent Auditors

       24.2                            Consent of Counsel (contained in Exhibit
                                       5.1)

       25.1                            Power of Attorney (see Page II-4 of
                                       Registration Statement)

- -------------------
(1) Incorporated by reference to the Registrant's Report on Form 8-A filed January 5, 1996, as amended on January 8, 1996.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996.

ITEM 9.  UNDERTAKINGS.
         ------------
         A. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 22nd day of July, 1996.


                                              AUTODESK, INC.


                                              By:  /s/ CAROL A. BARTZ
                                                   ____________________________
                                                   Carol A. Bartz, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Eric B. Herr, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                     Date
_____________________________   ________________________________    _____________
/s/  CAROL A. BARTZ             Chairman of the Board, President    July 22, 1996
_____________________________   and Chief Executive Officer
     (Carol A. Bartz)           (Principal Executive Officer)

/s/  ERIC B. HERR               Vice President and Chief            July 22, 1996
_____________________________   Financial Officer (Principal
     (Eric B. Herr)             Financial and Accounting Officer)

/s/  J. HALLAM DAWSON           Director                            July 22, 1996
_____________________________
     (J. Hallam Dawson)
/s/  JERRE STEAD                Director                            July 22, 1996
_____________________________
    (Jerre Stead)
/s/  MARY ALICE TAYLOR          Director                            July 22, 1996
_____________________________
    (Mary Alice Taylor)
/s/  MARK A. BERTELSEN          Director                            July 22, 1996
_____________________________
      (Mark A. Bertelsen)
/s/  CRAWFORD W. BEVERIDGE      Director                            July 22, 1996
_____________________________
     (Crawford W. Beveridge)
/s/  MORTON TOPFER              Director                            July 22, 1996
_____________________________
     (Morton Topfer)

                               Index to Exhibits

                                                     Sequentially
 Exhibit                                               Numbered
  Number                 Description                     Page
__________    ___________________________________   ______________
 4.1(1)       Preferred Shares Rights Agreement

 4.2(2)       Employee Qualified Stock Purchase Plan

 4.3(2)       1996 Stock Plan

 4.4(2)       1990 Directors' Option Plan

 4.5          Teleos Research 1996 Stock Plan

 5.1          Opinion of counsel as to legality of
              securities being registered

24.1          Consent of Independent Auditors

24.2          Consent of Counsel (contained in
              Exhibit 5.1)

25.1          Power of Attorney (see Page II-4 of
              Registration Statement)
__________

(1) Incorporated by reference to the Registrant's Report on Form 8-A filed January 5, 1996, as amended January 8, 1996.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996.